Exhibit 11.1            Statement Regarding Computation of Earnings Per Share


                                       Three Months Ended                        Nine Months Ended
                                          September 30,                             September 30,
                                    1997                 1996                1997                  1996
                                    ----                 ----                ----                  ----
Pro forma net income (loss)
                                $    88,559          $    44,275        $    76,542          $   (114,528)
                                ===========          ===========        ===========          ============
Pro forma net income (loss)
per  share (primary)
                                $      0.02          $      0.01        $      0.02          $      (0.04)
                                ===========          ===========        ===========          ============
Weighted average common and
common equivalent shares
outstanding(a)
                                  4,727,892            3,468,211          3,971,384             3,578,102
                                ===========          ===========        ===========          ============
Pro forma net income (loss)
per share (fully diluted)
                                $      0.02         $       0.01        $      0.02          $      (0.04)
                                ===========         ============        ===========          ============
Weighted average common and
common equivalent shares
outstanding(a)
                                  4,746,753            3,490,000          3,971,384             2,578,102
                                ===========         ============        ===========          ============


----------
(a) Weighted average common and common equivalent shares outstanding have been calculated using the treasury stock method. Fully diluted computations have not been presented in the Condensed Consolidated Statements of Operations because the effect is not material.